Exhibit 99.3

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Condensed Combined Statements of Operations

(Unaudited)

(Dollars in thousands)

	Nine Months Ended January 31,
	2023	2024
Net sales	$63,970	$69,670
Cost of sales	34,195	33,276

Gross profit	29,775	36,394
Advertising expenses	2,621	2,291
Selling, general, and administrative expenses	8,278	9,919
Other expense (income), net	437	456

Operating income	18,439	23,728
Non-operating postretirement expense	425	40

Income before income taxes	18,014	23,688
Income taxes	4,413	5,795

Net income	$13,601	$17,893

See the accompanying notes to these Condensed Combined Financial Statements.

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Condensed Combined Balance Sheets

(Unaudited)

(Dollars in thousands)

	April 30, 2023	January 31, 2024
Assets
Cash and cash equivalents	$16	$7
Accounts receivable, less allowance for doubtful accounts of $71 at April 30 and $96 at January 31	9,745	7,298
Inventories:
Finished goods	9,876	8,683
Work in process	26,408	43,267
Raw materials and supplies	4,208	2,824

Total inventories	40,492	54,774
Other current assets	343	—

Total current assets	50,596	62,079
Property, plant and equipment, net	87,718	88,148
Goodwill	36,929	36,929
Operating lease right-of use assets	724	530
Other assets	214	301

Total assets	$176,181	$187,987

Liabilities
Accounts payable and accrued expenses	$5,745	$6,601
Current portion of operating lease liabilities	256	244

Total current liabilities	6,001	6,845
Deferred tax liabilities	13,386	12,686
Non-current portion of operating lease liabilities	466	285
Other liabilities	155	174

Total liabilities	20,008	19,990
Commitments and contingencies
Equity
Net Parent Investment	156,173	167,997

Total liabilities and equity	$176,181	$187,987

See the accompanying notes to these Condensed Combined Financial Statements.

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Condensed Combined Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Nine Months Ended January 31,
	2023	2024
Cash flows from operating activities:
Net income	$13,601	$17,893
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	3,962	3,722
Stock-based compensation expense	55	33
Deferred income tax benefit	(917)	(700)
Other, net	(122)	—
Changes in assets and liabilities:
Accounts receivable	2,512	2,447
Inventories	(2,784)	(14,282)
Other current assets	162	343
Accounts payable and accrued expenses	(444)	1,225
Other operating assets and liabilities	4	(45)

Cash provided by operating activities	16,029	10,636
Cash flows from investing activities:
Additions to property, plant, and equipment	(2,998)	(4,513)
Other, net	126	3

Cash used for investing activities	(2,872)	(4,510)
Cash flows from financing activities:
Net transfer to Parent	(13,150)	(6,102)
Other, net	(14)	(33)

Cash used for financing activities	(13,164)	(6,135)
Net decrease in cash and cash equivalents	(7)	(9)
Cash, beginning of period	16	16

Cash, end of period	$9	$7

Supplemental information:
Non-cash additions to property, plant, and equipment	$8	$16
Right-of-use assets obtained in exchange for new finance lease liabilities	$59	$118
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$223	$212
Financing cash flows from finance leases	$15	$33

See the accompanying notes to these Condensed Combined Financial Statements.

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Condensed Combined Statements of Net Parent Investment

(Unaudited)

(Dollars in thousands)

	Nine Months Ended
	January 31,
	2023	2024
Net Parent Investment, beginning of period	$160,583	$156,173
Net income	13,601	17,893
Stock-based compensation	55	33
Net transfer to Parent	(13,150)	(6,102)

Net Parent Investment, end of period	$161,089	$167,997

See the accompanying notes to these Condensed Combined Financial Statements.

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Notes to Condensed Combined Financial Statements

(Unaudited).

1.	Description of Business

Sonoma-Cutrer Vineyards, headquartered in Windsor, California, produces and markets luxury wine brands. The wine brands consist largely of Chardonnay wines sourced from vineyards in the Russian River Valley and Sonoma Coast regions. Brown- Forman Corporation (“Brown-Forman” or “Parent”) operates the Sonoma-Cutrer Vineyards business through certain of its wholly-owned subsidiaries, including Sonoma-Cutrer Vineyards, Inc.

In these notes, “we,” “us,” “our,” “Sonoma-Cutrer,” and the “Company” refer to the Sonoma-Cuter Vineyards business.

2.	Basis of Presentation

The Condensed Combined Financial Statements of the Company have been derived from the consolidated financial statements and accounting records of Brown-Forman and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). The Condensed Combined Financial Statements may not be indicative of the Company’s future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as an independent company.

Intracompany transactions have been eliminated. Transactions between the Company and Brown-Forman have been included in these Condensed Combined financial statements. The aggregate net effect of transactions between the Company and Brown- Forman that have been historically settled other than in cash are reflected in the Condensed Combined Balance Sheets as “Net Parent Investment” and in the Condensed Combined Statements of Cash Flows as “Net transfer to Parent.” See Note 5 for additional information.

The Condensed Combined Balance Sheets include certain of Brown-Forman’s assets and liabilities that are specifically identifiable or otherwise attributable to the Company. Brown-Forman’s third-party long-term debt and the related interest expense have not been allocated to the Company, which was not the legal obligor of such debt.

Brown-Forman utilizes a centralized approach to cash management and financing its operations. Cash held by Brown-Forman at the corporate level is not specifically identifiable to the Company and, therefore, has not been reflected in the Company’s Condensed Combined Balance Sheets. Cash transfers between Brown-Forman and the Company are accounted for through “Net Parent Investment.” Cash on the Condensed Combined Balance Sheets represents cash held by the Company at period-end prior to any potential transfer to the centralized cash management pool of Brown-Forman.

In addition, for purposes of preparing these Condensed Combined Financial Statements on a “carve-out” basis, a portion of Brown-Forman’s corporate expenses have been allocated to the Company. Costs were allocated to the Company based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional gross profit. These expense allocations include the cost of corporate functions and resources that are provided by or administered by Brown-Forman including, but not limited to, executive management and other corporate and governance functions, such as corporate finance, internal audit, tax and treasury. The related employee payroll and benefit costs associated with such functions are included in the expense allocations.

Management considers the basis on which the expenses have been allocated to reasonably reflect the utilization of services provided to, or the benefit received by, the Company. However, the allocations may not reflect the expenses the Company would have incurred if the Company had been a standalone company. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the organizational structure, whether functions were outsourced or performed by employees, and strategic or capital decisions.

During the periods presented in these Condensed Combined Financial Statements, the Company’s income tax expense and deferred tax balances have been included in Brown-Forman’s income tax returns. Income tax expense and deferred tax balances contained in the Condensed Combined Financial Statements are presented on a separate return basis, as if the Company had filed its own income tax returns. Income taxes currently payable are deemed to have been remitted to the Parent, in cash, in the period in which the liability arose, and income taxes currently receivable are deemed to have been received from the Parent in the period in which the receivable arose. These amounts accrued under the separate return method have been reflected in Net Parent Investment.

Actual tax transactions included in the consolidated financial statements of Brown-Forman may not be included in the Condensed Combined Financial Statements of the Company. Similarly, the tax treatment of certain items reflected in the Condensed Combined Financial Statements of the Company may not be reflected in the consolidated financial statements and income tax returns of Brown-Forman. Accordingly, the taxes recorded in the Condensed Combined Statements of Operations are not necessarily representative of the taxes that may arise in the future if the Company files its income tax returns independent from Brown-Forman’s returns.

We prepared the Condensed Combined Financial Statements pursuant to the rules and regulations of the U.S. Securities and Exchange Commission for interim financial information. In accordance with those rules and regulations, we condensed or omitted certain information and disclosures normally included in annual financial statements prepared in accordance with GAAP. In our opinion, the Condensed Combined Financial Statements include all adjustments, consisting only of normal recurring adjustments (unless otherwise indicated), necessary for a fair statement of the Company’s financial results for the periods presented. The results for interim periods are not necessarily indicative of future or annual results.

We suggest that you read these Condensed Combined Financial Statements together with the Company’s combined financial statements for the fiscal year ended April 30, 2023, and notes thereto (the 2023 financial statements). We prepared these Condensed Combined Financial Statements on a basis that is substantially consistent with the accounting principles applied in the 2023 financial statements.

3.	Contingencies

We operate in a litigious environment, and we are sued in the normal course of business. Sometimes plaintiffs seek substantial damages. Significant judgment is required in predicting the outcome of these suits and claims, many of which take years to adjudicate. We accrue estimated costs for a contingency when we believe that a loss is probable and we can make a reasonable estimate of the loss, and then adjust the accrual as appropriate to reflect changes in facts and circumstances. We do not believe it is reasonably possible that these existing loss contingencies, individually or in the aggregate, would have a material adverse effect on our financial position, results of operations, or liquidity. No material accrued loss contingencies were recorded as of January 31, 2024.

4.	Net Sales

The following table shows our net sales by geography (based on customer location):

	Nine Months Ended January 31,
(Dollars in thousands)	2023	2024
United States	$63,136	$68,770
Canada	616	694
Latin America	184	178
Other	34	28

Total	$63,970	$69,670

The following table shows our net sales by product category:

	Nine Months Ended January 31,
(Dollars in thousands)	2023	2024
Bottled wine	63,034	69,231
Bulk wine	936	439

Total	$63,970	$69,670

5.	Related Party Transactions

The Condensed Combined Financial Statements have been prepared on a standalone basis and are derived from the consolidated financial statements and accounting records of Brown-Forman. The following discussion summarizes activity between the Company and Brown-Forman.

Allocation of corporate expenses. For purposes of preparing these Condensed Combined Financial Statements on a “carve-out” basis, we have allocated a portion of Brown-Forman’s total corporate expenses to the Company. See Note 2 for a discussion of the allocation methodologies.

Centralized cash management. The Company participated in Brown-Forman’s centralized cash management and daily cash sweeps. Disbursements are made through centralized accounts payable systems which were operated by Brown-Forman. Cash receipts are transferred to centralized accounts, which were also maintained by Brown-Forman. As cash is received and disbursed by Brown-Forman, it is accounted for by the Company through Net Parent Investment.

Receivables and payables. Balances between the Company and Brown-Forman or its affiliates derived from transactions that have been historically settled other than in cash are included in Net Parent Investment.

Assumed income tax payments. Income tax expense and deferred tax balances contained in the Condensed Combined Financial Statements are presented on a separate return basis, as if the Company had filed its own income tax returns. Income taxes currently payable are deemed to have been remitted to the Parent, in cash, in the period in which the liability arose, and income taxes currently receivable are deemed to have been received from the Parent in the period in which the receivable arose. These amounts accrued under the separate return method have been reflected in Net Parent Investment.

Net transfer to Parent. The following table presents the components of “Net transfer to Parent” in the Condensed Combined Statements of Net Parent Investment:

	Nine Months Ended January 31,
(Dollars in thousands)	2023	2024
Settlement of receivables and payables	$(9,565)	$(8,669)
Corporate expense allocations	6,743	7,910
Assumed income tax payments	(717)	(3)
Other contributions to Parent	(9,611)	(5,340)

Net transfer to Parent	$(13,150)	$(6,102)

6.	Subsequent Events

We have evaluated subsequent events through March 14, 2024, which is the date the Condensed Combined Financial Statements were available to be issued.